UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 29, 2011
__________________________

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3800 Horizon Blvd., Suite 103
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

WorldGate Communications, Inc. (the “Company”) and its subsidiaries are parties to a Revolving Loan and Security Agreement, dated October 28, 2009 and amended as of March 9, 2010 and August 11, 2010 (the “Revolving Loan”), with WGI Investor LLC (“WGI”), pursuant to which WGI provides to the Company and its subsidiaries a line of credit in a principal amount of $7 million.  On March 8, 2011, following a request by the Company for funds from the Revolving Loan pursuant to a notice of borrowing, WGI informed the Company that it believes the Company has not satisfied the borrowing condition relating to the absence of a material adverse or material impairment in the prospect of repayment of the obligations of the Company and its subsidiaries under the Revolving Loan and, therefore, no loan advance under the Revolving Loan was to be made at that time.

On March 30, 2011, the Company and its subsidiaries entered into a Waiver and Conditional Advance Agreement (the “Advance Agreement”) with WGI.  Pursuant to the Advance Agreement, WGI agreed to provide the Company and its subsidiaries up to $1,200,000 in funds under the Revolving Loan to fund specific expenses of the Company pursuant to a proposed operating budget through June 24, 2011.  The Advance Agreement also provided that the obligation of the Company and its subsidiaries to make periodic interest payments on outstanding amounts under the Revolving Loan is deferred until July 1, 2011, at which time (i) all accrued but unpaid interest is due and payable, and (ii) the obligation of the Company and its subsidiaries to make periodic interest payments under the Revolving Loan resumes.  The Company and its subsidiaries acknowledged its failure to meet certain borrowing conditions under the Revolving Loan and that WGI is not obligated to make further loan advances under the Revolving Loan.  The Company and its subsidiaries also provided WGI and its related parties with a release of all claims relating to the Advance Agreement and the Revolving Loan.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.  On March 30, 2011, each of the Company and its subsidiaries became obligated for an additional $400,000 received by WorldGate Service, Inc. from WGI pursuant to a notice of borrowing under the Revolving Loan.  Following this loan advance, the outstanding principal amount of the Revolving Loan that the Company and its subsidiaries are currently obligated to repay is $2.7 million.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 29, 2011, Joseph Calarco was appointed Controller and Vice President, Finance of the Company, and will perform the functions of principal financial officer and principal accounting officer of the Company.  Mr. Calarco, age 43, joined the Company in January 2011 as Manager, Accounting.  From July 2006 through January 2011, Mr. Calarco served as the Director of Accounting for Harris Interactive, where he was responsible for global financial statement consolidation and all internal financial reporting matters.  From 2003 through July 2006, he served as Corporate Controller at Lapp Insulators LLC, a privately held manufacturing company.  Prior to 2003, Mr. Calarco was a Senior Manager at PricewaterhouseCoopers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1
Waiver and Conditional Advance Agreement, dated March 30, 2011, by and among WorldGate Communications, Inc., WorldGate Service, Inc., WorldGate Finance, Inc., Ojo Services LLC, and Ojo Video Phones LLC, and WGI Investor LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Dated: March 31, 2011	By:	/s/ Christopher V. Vitale
	Name:	Christopher V. Vitale
	Title:	Chief Administrative Officer

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1
Waiver and Conditional Advance Agreement, dated March 30, 2011, by and among WorldGate Communications, Inc., WorldGate Service, Inc., WorldGate Finance, Inc., Ojo Services LLC, and Ojo Video Phones LLC, and WGI Investor LLC.